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                                                                 EXHIBIT 10.45

                           PARENT COMPANY GUARANTEE

WHEREAS, a Contract ("Contract") was entered into on the 26th day of August, 1994, by and between Hibernia Management and Development Company, Ltd. ("Company") and Noble Offshore Ltd. ("Contractor") for Consulting and Specialist Services, Offshore Production Drilling and Related Services for the Hibernia Development Project, and

WHEREAS Contractor is indirectly wholly owned by Noble Drilling Corporation ("Guarantor") and Contractor is obligated under the terms of the Contract to furnish a Parent Company Guarantee respecting Contractor's obligations under Section A of the Contract, Guarantor hereby agree to the following:

1. The Guarantor guarantees the performance (including without limitation all necessary financial resources) by Contractor of all Contractor's obligations under Section A of the Contract.

2. In the event Contractor fails to perform any of Contractor's obligations under Section A of the Contract, the Guarantor shall perform or arrange to have performed such obligations to the satisfaction of Company or shall pay to Company any and all costs incurred by Company in completing Contractor's obligations under Section A of the Contract, including legal fees and disbursements. Company may enforce its rights or remedies against either Contractor or Guarantor in such manner as it may in its discretion determine, and may proceed upon this Guarantee herein contained without first proceeding against Contractor and further may exercise its rights and remedies simultaneously against both Contractor and Guarantor.

3. The Guarantor hereby: a) waives any right of notice by Company to the Guarantor of any changes, alterations or modifications to the Contract which may from time to time and at any time by agreed between Contractor and Company in accordance with the express terms as of the Contract and
      b) agree that any such changes, alterations or modifications as aforesaid shall not release the Guarantor of their liability hereunder.


4. This Guarantee shall be construed and the relations between the parties determined in accordance with the laws of the Province of Newfoundland, Canada. The Guarantor accept the courts of the Province of Newfoundland as the exclusive and proper legal venue for the settlement of any controversy or dispute that may arise in connection with or as a result of the Contract and that cannot be resolved by the parties hereto.






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Signed under seal for and on behalf of:





By:         /s/  JAMES C. DAY
    ---------------------------------------
Name:            James C. Day
Title:  President, Chief Executive Officer,
               Chairman of the Board